Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-32463 and 333-92228, each on Form S-8, of PerkinElmer, Inc. of our report dated June 24, 2005, appearing in this Annual Report on Form 11-K of PerkinElmer, Inc. Savings Plan for the year ended December 31, 2004.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 24, 2005